UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014 (June 19, 2014)

Rally Software Development Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35868	84-1597294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Walnut Street Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 565-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 19, 2014, Rally Software Development Corp. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) for the following purposes:

•                  to elect two nominees for director, each to serve until the 2017 Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier death, resignation or removal;

•                  to ratify the selection by the Audit Committee of the Board of Directors of the Company of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending January 31, 2015.

At the 2014 Annual Meeting, each of Thomas F. Bogan and Timothy V. Wolf was re-elected as a director of the Company. The stockholders of the Company ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending January 31, 2015. The final voting results on each of the matters submitted to a vote of stockholders at the 2014 Annual Meeting are as follows:

	For	Withheld	Broker Non-Votes

1. Election of Directors
Thomas F. Bogan	14,525,413	1,501,846	4,684,810
Timothy V. Wolf	15,321,973	705,286	4,684,810

	For	Against	Abstentions	Broker Non-Votes

2. Ratification of KPMG LLP as independent registered public accounting firm for fiscal year ending January 31, 2015	18,993,996	1,345,886	372,187	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rally Software Development Corp.

Dated: June 25, 2014
	By:	/s/ James M. Lejeal
James M. Lejeal
Chief Financial Officer and Treasurer

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